Exhibit T3A-65

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:05 AM 04/03/2002
020215034 — 3510084

CERTIFICATE OF FORMATION

OF

WEATHERFORD U.S. HOLDINGS, L.L.C.

This Certificate of Formation of Weatherford U.S. Holdings, L.L.C. (the “Company”), dated April 3, 2002, is being duly executed and filed by Nadia Matt, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act.

FIRST. The name of the limited liability company formed hereby is Weatherford U.S. Holdings, L.L.C.

SECOND. The address of the registered office of the Company in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

THIRD. The name and address of the registered agent for service of process on the Company in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Nadia Matt
Nadia Matt
Authorized Person

CERTIFICATE OF AMENDMENT

OF

WEATHERFORD U.S. HOLDINGS, L.L.C.

1.              The name of the limited liability company is Weatherford U.S. Holdings, L.L.C.

2.              The Certificate of Formation of the limited liability company is hereby amended as follows;

The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Weatherford U.S. Holdings, L.L.C, this 27th day of November 2002.

/s/ Jennifer McBurnett
Jennifer McBurnett, Authorized Person

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 03:30 PM 12/04/2002
020745276 — 3510084